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                                                                   Exhibit 10.11

Date:   July 14, 2000

To:     Board of Directors of eSylvan

From:   Lee McGee
        Executive Vice President & CFO, Sylvan Learning Systems, Inc. Executive Vice President, Sylvan Ventures

Re:     Funding of eSylvan

Sylvan Ventures and/or Sylvan Learning Systems, Inc. is committed to funding the cash requirements of eSylvan at least through September 30, 2001. It is possible that a private equity funding will be initiated during this period. However, this will not be relied on to ensure the funding needed prior to September 30, 2001.